Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-13173) pertaining to Harsco Corporation 1995 Non-Employee Directors’ Stock Plan,

(2)	Registration Statement (Form S-8 No. 333-13175) pertaining to Harsco Corporation 1995 Executive Incentive Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-59832) pertaining to Harsco Corporation SGB Group PLC Discretionary Share Option Scheme 1997,

(4)	Registration Statement (Form S-8 No. 333-70710) pertaining to Harsco Corporation Harsco Corporation Savings Plan,

(5)	Registration Statement (Form S-8 No. 333-114958) pertaining to Harsco Corporation Harsco Retirement Savings and Investment Plan,

(6)	Registration Statement (Form S-8 No. 333-188448) pertaining to Harsco Corporation 2013 Equity and Incentive Compensation Plan,

(7)	Registration Statement (Form S-8 No. 333-211203) pertaining to Harsco Corporation 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan, and

(8)	Registration Statement (Form S-8 No. 333-217616) pertaining to Harsco Corporation 2013 Equity and Incentive Compensation Plan;

of our report dated May 27, 2020, relating to the combined financial statements of Environmental Solutions (a business of Stericycle, Inc.) as of and for the year ended December 31, 2019 appearing in this Current Report on Form 8-K/A of Harsco Corporation.

/s/ Ernst & Young LLP
Indianapolis, Indiana
June 22, 2020